Exhibit 99.1

NEWS RELEASE CONTACT: CONMED Corporation Todd W. Garner Chief Financial Officer 727-214-2975 ToddGarner@conmed.com

CONMED Corporation Withdraws 2022 Financial Outlook due to Temporary Impact from Software Implementation; Provides 2023 Financial Outlook

LARGO, Fla. – November 15, 2022 – CONMED Corporation (NYSE: CNMD) today announced that due to a temporary disruption resulting from the implementation of new warehouse management software, the Company is withdrawing its previously issued full-year 2022 financial outlook.

In recent weeks, the Company began implementing new software designed to increase the efficiency and performance of its primary distribution facility. The implementation of this new software created shipping disruptions that lasted longer than originally projected. The Company is currently unable to fully assess the impact on fourth-quarter sales and profitability as it continues to incur costs while working to reduce the shipping backlog. Daily shipment volumes have returned to normal levels, and the Company has reduced the shipping backlog from a peak of approximately $35 million last week to approximately $28 million today. The Company believes the backlog of open orders will be shipped in the coming weeks and anticipates the impact to business performance will be limited to the fourth quarter of 2022. The withdrawal of the full-year 2022 financial outlook is solely attributable to the impact of this software implementation.

2023 Financial Outlook

For the full-year 2023, the Company expects reported revenue between $1.170 billion and $1.230 billion and adjusted diluted net earnings per share1 in the range of $3.20 to $3.50.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

[1]

We are unable to present a quantitative reconciliation of our expected diluted net earnings per share to expected adjusted diluted net earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisition-related and other charges. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Comprehensive Income (Loss).

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government and other responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability, as well as the risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2021, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q, and the risks associated with the timing and costs related to the software implementation as further described in the risk factors listed in the Current Report filed on Form 8-K on November 15, 2022. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including adjusted diluted net earnings per share. The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes these adjusted measures are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. adjusted diluted net earnings per share should not be considered in isolation or as a substitute for diluted net earnings (loss) per share, the most directly comparable GAAP financial measure. Non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.